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                                                                   EXHIBIT 10.26


                               Safeguard Boston


April 6, 1999

Jean C. Tempel
Technology Equity Partners
Ten Post Office Square, Suite 1325
Boston, MA 02109

Ms. Donna Lightner
Internet Capital Group
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087

Dear Donna,

     This Letter verifies that as of January 1, 1999 Internet Capital Group has assumed the responsibility for the payment of lease and general office operating expenses at the offices at Ten Post Office Square, Suite 1325, Boston. The lease is in my name and due to the fact that the lease is up in July and Internet Capital Group will be moving to a new space, we did not feel it was necessary to sign a sublease agreement.

     If there is anything else that you need, please do not hesitate to call.

                                        Regards,


                                        /s/ Jean C. Tempel
                                        ------------------
                                        Jean C. Tempel